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                                                                       Exhibit 5
                                     [LETTERHEAD]

                                   October 7, 1996


Advance ParadigM, Inc.
545 E. John Carpenter Freeway
Irving, Texas  75062

Gentlemen:

    We have acted as counsel to Advance ParadigM, Inc., a Delaware corporation (the "Company"), in connection with the proposed public offering of up to 2,973,196 shares of the Company's Common Stock, par value $.01 per share (the "Common Stock"), as described in Registration Statement No. 333-06931 on Form S-1 (the "Registration Statement") filed with the Securities and Exchange Commission.

    We have, as counsel, examined such corporate records, certificates and other documents and reviewed such questions of law as we have deemed necessary, relevant or appropriate to enable us to render the opinions listed below. In rendering such opinions, we have assumed the genuineness of all signatures and the authenticity of all documents examined by us. As to various questions of fact material to such opinions, we have relied upon representations of the Company.

    Based upon such examination and representations, we advise you that, in our opinion:

    A. The shares of Common Stock which are to be sold and delivered by the Company and certain selling stockholders of the Company (the "Selling Stockholders") as contemplated by the Underwriting Agreement (the "Underwriting Agreement"), the form of which is filed as Exhibit 1 to the Registration Statement, have been duly and validly authorized by the Company.

    B. The shares of Common Stock which are to be sold and delivered by the Company as contemplated by the Underwriting Agreement will, when issued and delivered in accordance with the terms of the Underwriting Agreement, be validly issued, fully paid and non-assessable.

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Advanced ParadigM, Inc.
October 7, 1996
Page 2


    C. The shares of Common Stock which are currently held by the Selling Stockholders and which are to be sold and delivered by the Selling Stockholders as contemplated by the Underwriting Agreement, have been validly issued and are fully paid and non-assessable.

    D. The shares of Common Stock which are to be issued by the Company to the Selling Stockholders upon the merger of Advance Health Care, Inc., a Delaware corporation, with and into the Company as described in the Registration Statement and which are to be sold and delivered by the Selling Stockholders as contemplated by the Underwriting Agreement will, when received, be validly issued, fully paid and non-assessable.

    We consent to the filing of this opinion as Exhibit 5 to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the Prospectus contained therein.

                             Sincerely,

                             /s/ Akin, Gump, Strauss, Hauer & Feld, L.L.P.

                             AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.